EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Direxion Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Direxion Funds, for the year ended August 31, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Direxion Funds for the stated period.

/s/ Patrick J. Rudnick	/s/ Corey Noltner
Patrick J. Rudnick	Corey Noltner
Principal Executive Officer	Principal Financial Officer
Direxion Funds	Direxion Funds

Dated:	October 28, 2025

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Direxion Funds for purposes of Section 18 of the Securities Exchange Act of 1934.